HOLOGIC, INC. PROXY FOR ANNUAL MEETING OF  STOCKHOLDERS

35 Crosby Drive             March 7, 2000
Bedford, MA  01730
(781) 999-7300

   The undersigned stockholder of HOLOGIC, INC., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated February 10, 2000, and hereby appoints S. David Ellenbogen and Jay A. Stein, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 35 Crosby Drive, Bedford, Massachusetts 01730, on Tuesday, March 7, 2000, at 10:00 A.M. local time, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

1. The election of seven (7) directors nominated by the Board of Directors for the ensuing year:

     FOR all nominees listed below           WITHHOLD AUTHORITY
       (except  as  indicated)            to vote for all  nominees
                                               listed below

          _____________                      ________________

 S. David Ellenbogen, Irwin Jacobs, Steve L. Nakashige, William A. Peck, Gerald Segel, Jay A. Stein, Elaine Ullian

    (INSTRUCTIONS:   To withhold authority to vote for  any  individual
nominee, write that nominee's name on the space provided below.)

_______________________________________________________________________

2. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants:

             FOR          AGAINST             ABSTAIN

            -----         ------               -----

This proxy is solicited on behalf of the Board of Directors. This proxy will be voted as specified or, where no direction is given, will be voted FOR all nominees listed in Item 1 and FOR the proposal in Items 2.

PLEASE  SIGN,  DATE  AND MAIL THIS PROXY IMMEDIATELY  IN  THE  ENCLOSED
ENVELOPE.

 __________________________________         Dated___________, 2000

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed.